CUSTODY AGREEMENT

         CUSTODY AGREEMENT dated as of January 18, 1990 among United States Trust Company of New York, a New York corporation, as custodian (the "Custodian"), Municipal Bond Investors Assurance Corporation (the "Corporation"), Bear Stearns & Co., Inc. and Bear Stearns & Co., Inc. as attorney in fact for Gruntal & Co., Incorporated (collectively the "Sponsor"), and United States Trust Company of New York or any successor trustee, as trustee (the "Trustee") for various series of the Insured Municipal Securities Trust, New York Navigator Insured Series, sponsored by the Sponsor (the "Funds") each such series consisting of one or more underlying separate unit investment trusts.

                                    RECITALS

         A. The Sponsor has deposited and will deposit into each of the Funds those obligations (the "Obligations") described in the appropriate schedule to the related Reference Trust Agreement ("Trust Indenture") among the Sponsor and the Trustee dated the date of deposit of each of the related Funds. Each of the Funds will be specifically named and numbered and will be referred to herein individually as a "Fund."

         B. In accordance with the provisions hereof, the Trustee will deliver to the Custodian for immobilization by the Custodian all the Obligations deposited in any Fund as promptly as possible after the deposit of such Obligations. The Sponsor and the Trustee intend to permit the sale of any Obligation from the

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related Funds only as such Obligation has been immobilized as set forth herein.

         C. Upon the deposit of the Obligations in the related Funds, the Corporation issues to the Trustee its Financial Guaranty Master Insurance Policy (the "Master Policy") which insures the scheduled payments of principal and interest to maturity on the Obligations.

         D. Following the deposit with the Trustee of all the Obligations in a Fund, the Trustee is to deposit with the Custodian, with respect to a particular Fund, the Obligations and the related Master Policy to be held by the Custodian in accordance with the provisions of this Custody Agreement. Such deposit and holding shall be referred to herein as "Immobilization."

         E. Upon completion of the Immobilization of all Obligations in a particular Fund, the Custodian will deliver to the Corporation a confirmation in the form attached hereto as Exhibit 1 (the "Confirmation"). The Corporation will replace the related Master Policy with a Financial Guaranty Master Custodian Policy relating to such immobilized Obligations issued to the Custodian (the "Custodian Policy") substantially in the form attached hereto as Exhibit 2. The Custodian Policy will guarantee the payments to the Custodian of regularly scheduled principal of and interest on the immobilized Obligations. The coverage provided by the Custodian Policy will be substantially similar to the coverage provided by the Master Policy.

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         F.       It is understood by the parties hereto that the
function of the Custodian hereunder is purely ministerial in nature.

         Accordingly, the Sponsor, the Corporation, the Trustee and the Custodian agree to the following terms to govern the custodial relationship created hereby:

         1. Immobilization of the Obligations and the Custodian Policies.

                  a. As soon as possible after the deposit of all Obligations in a Fund, the Trustee will cause all Obligations in such Fund to be delivered to the Custodian.

                  b. The parties agree that upon Immobilization of the Obligations, a Custodian Policy will be issued to replace a related Master Policy. Prior to the issuance of a Custodian Policy, the Trustee will deliver to the Corporation and to the Custodian, via telecopy or hand delivery, a completed Schedule pertaining to the Obligations which the Trustee shall deliver to the Custodian for immobilization. The Custodian will deliver to the Corporation and the Trustee a Confirmation. If such Schedule and Confirmation are so delivered, the Corporation will deliver the applicable Custodian Policy to the Custodian in exchange for the applicable Master Policy, on the date that the Obligations become subject to the Custody Agreement, which date will be specified in the Schedule (the "Settlement Date"); provided that the Settlement Date will not occur earlier than the

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         fourth Business Day next succeeding the date the Corporation receives the appropriate Schedule. For purposes of this paragraph 1, the term "Business Day" means any day of the year other than: (i) a Saturday or a Sunday, (ii) a day on which the Corporation, the Custodian or the Trustee are not open for business, or (iii) a day on which the New York Stock Exchange is closed.

                  c. The Sponsor and the Trustee agree that all Obligations will be deposited with the Custodian pursuant to this Custody Agreement on the Settlement Date. The Trustee will deliver to the Custodian, on the Settlement Date, if not already on deposit with the Custodian, (x) in the case of Obligations which are not eligible for deposit with The Depository Trust Company ("DTC"), the physical Obligations listed on the Schedule in bearer form or duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in blank, or (y) in the case of Obligations which are DTC eligible, the Obligations by credit to the account of the Custodian at DTC; and, where required by the rules of the Municipal Securities Rulemaking Board, a Bond Interest Advance check pursuant to such rules; and the Corporation will deliver the applicable Custodian Policies in proper form to be held and the proceeds thereof to be applied by the Custodian as herein provided. The Custodian agrees to hold the Obligations and the applicable

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         Custodian Policies in its custody subject to the terms of this Custody
         Agreement.

                  d. On the Settlement Date, the Custodian will receive the applicable Custodian Policy. The Custodian will issue to the Corporation an acknowledgment substantially in the form annexed hereto as Exhibit 3 (the "Acknowledgment") evidencing that the Obligations of a particular issue and the Custodian Policy applicable thereto are in its custody and are subject to this Custody Agreement. No Acknowledgment will relate to more than one Custodian Policy.

                  e. (i) Upon delivery to the Custodian of the Obligations in bearer form which by their terms are exchangeable for Obligations in registered form, the Custodian shall, as soon as practicable, present such Obligations to the registrar or transfer agent of the issuer of such Obligations for registration or registration of transfer, as the case may be, in the name of the Custodian or its nominee or endorsed by the registered owner for transfer to the Custodian or its nominee; or

                  (ii) Upon delivery to the Custodian of Obligations in bearer form which are not exchangeable for Obligations in registered form, the Custodian shall hold such Obligations in the form in which such Obligations were received.

         2. Creation of Insured Position. The Custodian will, upon receipt of the Obligations and the applicable Master Policy

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confirm that DTC has credited the account of the Custodian by the creation of a book entry position at DTC (the "Book Entry Position") pursuant to the shipment control list sent to the Custodian by DTC in substantially the form annexed hereto as Exhibit 4. The account of DTC's nominee, CEDE & CO., will be credited with payments due from time to time pursuant to a Standard Representation Letter from the Custodian to DTC in the form annexed hereto as Exhibit 5. Each Book Entry Position will evidence that Obligations of a single issue are in the custody of the Custodian, and no Book Entry Position will relate to more than a single issue of Obligations.

         3. Rights of Related Beneficial Owners. The sole obligor with respect to Obligations described in a Book Entry Position will be the issuer of such Obligations (the "Issuer"). If the Issuer defaults on the payment of principal of and/or interest on the Obligations each owner of a beneficial interest created pursuant to that particular Book Entry Position (the "Related Beneficial Owner") will have the right to proceed directly and individually against the Issuer in whatever manner is deemed to be appropriate by the Related Beneficial Owner, and will not be required to act in concert with the Custodian, DTC, CEDE & CO., other Related Beneficial Owners or any other beneficial owner of an interest created in any other Book Entry Position. The creation of a Book Entry Position will not in any manner: (i) alter, modify or increase the rights of the Related Beneficial Owner with respect to the Obligations to which such Book Entry


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Position is applicable (provided that payments of principal of and interest on the Obligations and proceeds of the applicable Custodian Policies will be paid to the Related Beneficial Owner as provided herein), (ii) grant to any beneficial owner of any other Book Entry Position rights with respect to the Book Entry Position or the Obligations described in clause (i), or (iii) grant to such Related Beneficial Owner rights with respect to any other Book Entry Position or the Obligations to which such other Book Entry Position is applicable. The parties hereto understand and agree that each Related Beneficial Owner will hold title to its respective Obligations (but will have no interest in Obligations or beneficial interests purchased by any other Related Beneficial Owner), and that the Custodian will hold Obligations as bailee for the applicable Related Beneficial Owners.

         4. Obligations of the Custodian. During the term of this Custody Agreement, the Custodian will have the following obligations:

                  a. Custody of the Obligations and the Custodian Policies. The Custodian will maintain custody of each Obligation and Custodian Policy until the earlier to occur of: (i) payment of the Obligation in full, including all accrued interest, on its respective stated maturity date,
         (ii) payment under the Custodian Policy in full, including all accrued interest, on the stated maturity date of the Obligation or (iii) payment of the Obligation in full, together with

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         all accrued interest, by the Issuer or, if applicable, under the
         Custodian Policy on an earlier date on which the Obligation will have been fully redeemed. All Obligations deposited with the Custodian hereunder and all moneys relating thereto will be segregated by separate recordation on the records of the Custodian so long as such practice preserves a valid preference under applicable law, or if such preference is not so preserved the Custodian will handle such Obligations and moneys in such other manner as will constitute the segregation and holding thereof in trust within the meaning of the Investment Company Act of 1940. The Custodian may deposit Obligations which are DTC eligible with DTC for the account of the Custodian. No Obligation will be available to the Custodian for its own use or profit, nor will any Obligation be deemed to be part of the general assets of the Custodian. The Obligations will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Custodian.

                  b. Payments of Interest and Principal. The Custodian will be responsible for the collection of the interest on and principal of the Obligations or any proceeds of the Custodian Policies in lieu thereof and the remittance thereof to CEDE & CO. as the registered owner of a Book Entry Position for payment of such proceeds by such registered owner to the owners of beneficial interests in such Book Entry Position or Book Entry Positions. The Custodian will remit payments of interest or principal with respect to the Obligations to CEDE & CO., in next-day funds or the equivalent, on each interest payment date in the case of payments of interest and on the stated maturity date or

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         such earlier date or dates on which the Obligations will have been redeemed in the case of payments of principal.

                  c. Payments Under the Custodian Policies. The Custodian will remit all proceeds received under the Custodian Policies representing interest or principal with respect to the Obligations to CEDE & CO., in next-day funds or the equivalent, on the day after the date the Custodian actually receives such insurance proceeds.

                  d. Maintenance of Fidelity Bond. During the term hereof, the Custodian will maintain a Banker's Blanket Bond in accordance with its policies and any requirements of law.

         5. Limitation on the Rights and Duties of the Custodian. The Custodian will exercise only the duties expressly required or permitted by this Custody Agreement, which duties are intended to be ministerial in nature only. The Custodian will not: (i) assert the rights and privileges of any Related Beneficial Owner unless the Custodian has been specifically requested to do so by such Related Beneficial Owner, and the Custodian, at its sole option, agrees to take such action, (ii) guarantee or increase the security for the Obligations (as insured by the applicable Custodian Policies), or (iii) in any manner act in a management capacity with respect to the Obligations.

         6. Payments to the Corporation and the Funds. Neither the Corporation nor any Fund will derive any compensation solely as a result of the deposit of Obligations with the Custodian. The Corporation will not be obligated to make any payments to any party (except as otherwise expressly agreed to in writing by the Corporation and the Custodian) in connection with such deposit of Obligations or the custodial relationship established pursuant to this Custody

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Agreement except in accordance with the terms of the applicable Custodian
Policies.

         7. Termination of the Custodian's Obligations; Appointment of Successor Custodian. The obligations of a particular custodian hereunder may be terminated by either the Custodian or the Sponsor (except as otherwise provided in this paragraph 7) sixty (60) days after the receipt of written notice of termination from the Custodian or the Sponsor, as the case may be, specifying in detail the reason for such termination, which notice will be addressed to the Sponsor or the Custodian, as the case may be, upon the failure of the other party fully to perform any of its material obligations hereunder; provided that if such failure to perform is cured to the reasonable satisfaction of the non-defaulting party within such sixty (60) day period, such obligations will not be so terminated. Copies of such notice will be given to the Corporation and the Trustee on the same date that the notice is given to the defaulting party. To the extent permitted by applicable law, the Corporation will have the right, but not the obligation, to cure any such failure to perform by the defaulting party. In the event a written notice of termination has been received by the applicable party, the Custodian will not have any obligation to accept the deposit of any additional Obligations unless and until such time as the failure to perform specified in the notice is cured as provided above. The Custodian will, in any case, retain all Obligations and the Custodian Policies which were subject to this Custody Agreement as of the date of receipt of such notice by the applicable party and will continue to perform its obligations hereunder with respect to such Obligations and Custodian Policies until such time as: (i) a successor custodian is appointed by the

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Sponsor, with the prior written consent of the Corporation and the Trustee, and
(ii) such successor custodian accepts such appointment. If the Sponsor, the Corporation and the Trustee cannot reach an agreement on the selection of a successor custodian by the ninetieth (90th) day following receipt of the notice, the Corporation, the Trustee and the Sponsor will petition a New York court of competent jurisdiction for the appointment of a successor custodian and such court may thereupon appoint such successor custodian. Termination of the obligations of a particular custodian pursuant to this paragraph 7 will not be deemed to terminate any Custodian Policy.

         8. Resignation of the Custodian. The Custodian may resign with respect to all of its duties hereunder at any time by written notice thereof delivered to the Corporation, such resignation to take effect upon the appointment of a successor custodian pursuant to the provisions of Section 10 hereof; provided, however, that in the event of such resignation, the Custodian shall (a) assist the Corporation in its efforts to identify a successor custodian and (b) assist the Corporation in its negotiations with such proposed successor custodian regarding the fees and expenses to be charged by the successor custodian.

         9. Termination of the Custody Agreement and all Oblig-ations of all Parties Hereto. This Custody Agreement

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and the obligations of the parties hereto will terminate, as regards any one or more Obligations and the related Book Entry Position or Book Entry Positions, upon the maturity or final redemption of all of the Obligations, or the payment of all of the proceeds under the Custodian Policies in lieu of payment in full of all such Obligations, including all accrued interest, by the respective Issuers. This Custody Agreement and the custodial relationship created hereby, including all obligations of the parties hereto, will be terminated upon the mutual written consent of the parties hereto, in accordance with and subject to the terms of such written consent.

         10. Appointment of Successor Custodian. If this Custody Agreement is terminated by written agreement pursuant to Section 7 hereof, or if the Custodian resigns pursuant to Section 8 hereof, a successor custodian will be appointed as follows: a. The Sponsor will, within 60 days after delivery of the notice of resignation or notice of termination, appoint a successor custodian. If no successor custodian has been appointed within 60 days, the Custodian may petition any court of competent jurisdiction for the appointment of a successor custodian. In such case, the Custodian's resignation

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shall not become effective until the appointment of such successor custodian.

                  b. Any successor custodian (i) will be a corporation organized and doing business under the laws of the United States or the State of New York, which is authorized under such laws to exercise corporate trust powers, and which is a participant in DTC, (ii) will have an aggregate capital, surplus, and undivided profits of not less than $50,000,000, and (iii) will have its principal office and place of business in the Borough of Manhattan, the City and State of New York.
                  c. The Custodian will deliver to its successor the Obligations, the related Custodian Policies and any documentation related to them or to the Book Entry Positions and will remit to the successor custodian any payments received by the Custodian with respect to such Obligations, Custodian Policies or Book Entry Positions and any unamortized fees. The retiring Custodian shall, upon payment of its fees and charges, duly assign, transfer and deliver to such successor custodian, the Custodian Policy and all records, Obligations and moneys held by such retiring Custodian pursuant to the terms of this Custody Agreement. Any successor custodian appointed hereunder will execute,


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         acknowledge and deliver to its predecessor and to the Corporation an instrument in writing accepting such appointment, and thereupon such successor, without any further act, will become fully vested with all the rights, duties and obligations of its predecessor.

                  d. The successor Custodian shall send notice of its appointment to each Beneficial Owner within 10 days of such appointment.

         11. Governing Law. This Custody Agreement will be governed by and construed in accordance with the laws of the State of New York.

         12. Amendment of Agreement. The Corporation and the Custodian may enter into any amendments, modifications or supplements to this Custody Agreement, without the consent of the Beneficial Owners of Book Entry Positions, which will not adversely affect the interest of any such Beneficial Owner. This Custody Agreement may not be amended, changed, modified, altered or terminated without the written consent of all of the parties hereto.

         13. Limitations on Assignment; Delegation. The rights and obligations of the parties hereunder may not be assigned or delegated without the prior written consent of the other parties hereto.

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         14. Limitations on Transfer of Obligations.  Title to Obligations
will not be transferred except in accordance with this Custody Agreement and the Standard Representation Letter and the shipment control list.

         15. Severability. In the event any provision of this Custody Agreement is held invalid or unenforceable by any court of competent jurisdiction, such holding will not invalidate or render unenforceable any other provision hereof.

         16. Further Assurances and Corrective Instruments. To the extent permitted by law, the parties hereto agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments to which they mutually agree in writing, as may reasonably be required for carrying out the intention of or facilitating the performance of this Custody Agreement.

         17. Liability of Custodian. The Custodian will not be liable to any person for the performance of its duties hereunder except liability which is adjudicated by a court of competent jurisdiction to have arisen from its gross negligence, bad faith or willful misconduct in connection with the performance of its duties hereunder.

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         18. Notices. Any notice hereunder will be in writing and will be duly given if delivered to the Sponsor at 245 Park Avenue, New York, New York 10167, or at such other address as may be specified by the Sponsor to the Custodian, the Corporation and the Trustee in writing, or to the Trustee at its unit trust office, 770 Broadway, New York, New York 10003, Attention: UIT Administration, or at such other address as may be specified by the Trustee to the Sponsor, the Corporation and the Custodian in writing, or to the Custodian at its unit trust office, 770 Broadway, New York, New York 10003, Attention: Unit Trust Division, or at such other address as may be specified by the Custodian to the Corporation, the Trustee and the Sponsor in writing or to the Corporation at 113 King Street, Armonk, New York 10504, Attention: Manager, Documentation and Closing, or at such other address as may be specified by the Corporation to the Sponsor, the Custodian and the Trustee in writing.

         19. Counterparts. This Custody Agreement may be executed in several counterparts, each of which will be an original and all of which together will constitute but one and the same instrument.

         IN WITNESS WHEREOF, Bear Stearns & Co., Inc., as Sponsor, and as attorney in fact for Gruntal & Co., Incorporated has caused this Custody Agreement to be executed on its

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behalf by one of its Vice Presidents, and its corporate seal to be hereto affixed by one of its Assistant Secretaries; United States Trust Company of New York, as Custodian, has caused this Custody Agreement to be executed on its behalf by one of its Assistant Vice Presidents and its corporate seal to be hereto affixed by one of its Assistant Secretaries; Municipal Bond Investors Assurance Corporation, as insurer, has caused this Custody Agreement to be executed on its behalf by one of its duly authorized officers and attested to by one of its duly authorized officers; and United States Trust Company of New York, as Trustee, or any successor trustee, has caused this Custody Agreement to be executed on its behalf by one of its duly authorized officer Senior Vice Presidents or Vice Presidents and its corporate

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seal to be hereto affixed by one of its Assistant Secretaries, all as of the date first written above.

                                   BEAR STEARNS & CO., INC., a Sponsor (Seal)

                                   By
                                     -----------------------------------------
Attest:                                 Managing Director


By
  --------------------------
    Vice President

                                   UNITED STATES TRUST COMPANY OF
                                   NEW YORK, Custodian
(Seal)

                                   By
                                      ----------------------------------------
Attest:                                 Assistant Vice President


By
  --------------------------
    Assistant Secretary


                                   UNITED STATES TRUST COMPANY OF
                                   NEW YORK, Custodian
(Seal)

                                   By
                                      ----------------------------------------
Attest:                                 Assistant Vice President
By
  --------------------------
    Assistant Secretary


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                                   MUNICIPAL BOND INVESTORS
                                   ASSURANCE CORPORATION


                                   By
                                     -----------------------------------------
Attest:                                 President



By
  --------------------------
    Assistant Secretary


                                     - 19 -
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                                   BEAR STEARNS & CO., INC.,
                                   Attorney in Fact for Gruntal & Co.,
                                   Incorporated

(Seal)
                                   By
                                     -----------------------------------------
Attest:                                 Managing Director

By
  --------------------------
    Vice President


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